Exhibit 99.1

NEWS RELEASE

te.com

TE Connectivity announces fourth quarter and fiscal 2024 results with full year records for operating margin, EPS and cash generation

Board of directors authorizes $2.5 billion increase in share repurchase program

GALWAY, Ireland – Oct. 30, 2024 – TE Connectivity plc (NYSE: TEL) today reported results for the fiscal fourth quarter and fiscal year ended Sept. 27, 2024.

Fourth Quarter Highlights

●	Net sales were above guidance at $4.1 billion, up 1% on a reported basis year over year and 2% organically.
●	GAAP diluted earnings per share (EPS) from continuing operations were $0.90, down 49% year over year, including a one-time tax-related impact of $0.78. Adjusted EPS exceeded guidance at an all-time record $1.95, up 10% year over year.
●	Operating margins were 16.0% and adjusted operating margins were a fourth quarter record at 18.6%, driven by strong operational performance.
●	Cash flow from operating activities was approximately $1 billion and free cash flow was $833 million, with $952 million returned to shareholders, continuing the company’s strong cash generation and disciplined deployment model.

Full Year Highlights

●	Net sales were $15.8 billion, with organic growth in the Communications and Transportation segments.
●	GAAP operating margin was 17.6% and adjusted operating margin was 18.9%, each a record, driven by strong operational performance.
●	Record GAAP EPS was $10.34 and adjusted EPS was $7.56, up 12%.
●	Generated record cash flow for the full year, including:
o	Cash flow from operating activities of approximately $3.5 billion.
o	Free cash flow of $2.8 billion.
●	Returned approximately $2.8 billion to shareholders and deployed approximately $340 million for a bolt-on acquisition.

Share Repurchase Authorization

●	The Company’s board of directors authorized a $2.5 billion increase in its share repurchase program.

“Our team finished the fiscal year strong, delivering quarterly sales that were above guidance and a record $1.95 adjusted EPS,” said TE Connectivity CEO Terrence Curtin. “For the full year, we set records in key areas including EPS, cash generation and operating margins, delivering on our commitment to expand margins in a dynamic market environment. Our Transportation segment expanded its adjusted operating margin to 20%, driven by strong operational performance and our leading global position in next generation automotive technologies. Our Industrial segment finished the year with growth in three out of four businesses. The Communications segment finished the year delivering growth and strong margin expansion, driven by accelerating momentum in artificial intelligence programs.

“Our teams will build on our momentum from 2024 and we expect first quarter sales and adjusted EPS to be up year over year. We will continue to capitalize on our operational strengths and innovations in long-term growth trends such as electrification and data connectivity in transportation, renewable energy and AI. In a reinforcement of our long-term value creation model, I’m pleased that our board authorized a $2.5 billion increase in our share repurchase program that will continue to benefit our owners.”

First Quarter FY25 Outlook

For the first quarter of fiscal 2025, the company expects net sales of approximately $3.9 billion. GAAP EPS from continuing operations is expected to be $1.64 and adjusted EPS is expected to be $1.88. First quarter guidance includes $0.04 of tax headwinds compared to the prior year.

Beginning in fiscal 2025, the company will have two reportable segments – Transportation Solutions and Industrial Solutions – resulting from a reorganization announced in the fourth quarter of fiscal 2024. The company will also provide recast financial information in an 8-K filing later this quarter.

Information about TE Connectivity's use of non-GAAP financial measures is provided below. For reconciliations of these non-GAAP financial measures, see the attached tables.

Any share repurchase by the company will be made in accordance with applicable securities laws in the open market or in private transactions. The repurchase program is subject to business and market conditions, and may be commenced, suspended or discontinued at any time or from time to time without prior notice.

Conference Call and Webcast

The company will hold a conference call for investors today beginning at 8:30 a.m. ET. The conference call may be accessed in the following ways:

●	At TE Connectivity's website: investors.te.com
●	By telephone: For both "listen-only" participants and those participants who wish to take part in the question-and-answer portion of the call, the dial-in number in the United States is (800) 715-9871 and for international callers, the dial-in number is (646) 307-1963
●	A replay of the conference call will be available on TE Connectivity’s investor website at investors.te.com at 11:30 a.m. ET on Oct. 30, 2024.

About TE Connectivity

TE Connectivity plc (NYSE: TEL) is a global industrial technology leader creating a safer, sustainable, productive, and connected future. Our broad range of connectivity and sensor solutions enable the distribution of power, signal and data to advance next-generation transportation, renewable energy, automated factories, data centers, medical technology and more. With more than 85,000 employees, including 8,000 engineers, working alongside customers in approximately 130 countries, TE ensures that EVERY CONNECTION COUNTS. Learn more at www.te.com and on LinkedIn, Facebook, WeChat, Instagram and X (formerly Twitter).

Non-GAAP Financial Measures

We present non-GAAP performance and liquidity measures as we believe it is appropriate for investors to consider adjusted financial measures in addition to results in accordance with accounting principles generally accepted in the U.S. (“GAAP”). These non-GAAP financial measures provide supplemental information and should not be considered replacements for results in accordance with GAAP. Management uses non-GAAP financial measures internally for planning and forecasting purposes and in its decision-making processes related to the operations of our company. We believe these measures provide meaningful information to us and investors because they enhance the understanding of our operating performance, ability to generate cash, and the trends of our business. Additionally, we believe that investors benefit from having access to the same financial measures that management uses in evaluating our operations. The primary limitation of these measures is that they exclude the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using these non-GAAP financial measures in combination with the most directly comparable GAAP financial measures in order to better understand the amounts, character, and impact of any increase or decrease in reported amounts. These non-GAAP financial measures may not be comparable to similarly-titled measures reported by other companies.

The following provides additional information regarding our non-GAAP financial measures:

•Organic Net Sales Growth (Decline) – represents net sales growth (decline) (the most comparable GAAP financial measure) excluding the impact of foreign currency exchange rates, and acquisitions and divestitures that occurred in the preceding twelve months, if any. Organic Net Sales Growth (Decline) is a useful measure of our performance because it excludes items that are not completely under management’s control, such as the impact of changes in foreign currency exchange rates, and items that do not reflect the underlying growth of the company, such as acquisition and divestiture activity. This measure is a significant component in our incentive compensation plans.

•Adjusted Operating Income and Adjusted Operating Margin – represent operating income and operating margin, respectively, (the most comparable GAAP financial measures) before special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, and other income or charges, if any. We utilize these adjusted measures in combination with operating income and operating margin to assess segment level operating performance and to provide insight to management in evaluating segment operating plan execution and market conditions. Adjusted Operating Income is a significant component in our incentive compensation plans.

•Adjusted Income Tax (Expense) Benefit and Adjusted Effective Tax Rate – represent income tax (expense) benefit and effective tax rate, respectively, (the most comparable GAAP financial measures) after adjusting for the tax effect of special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, other income or charges, and certain significant tax items, if any.

•Adjusted Income from Continuing Operations – represents income from continuing operations (the most comparable GAAP financial measure) before special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, other income or charges, and certain significant tax items, if any, and, if applicable, the related tax effects.

•Adjusted Earnings Per Share – represents diluted earnings per share from continuing operations (the most comparable GAAP financial measure) before special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, other income or charges, and certain significant tax items, if any, and, if applicable, the related tax effects. This measure is a significant component in our incentive compensation plans.

•Free Cash Flow (FCF) – is a useful measure of our ability to generate cash. The difference between net cash provided by operating activities (the most comparable GAAP financial measure) and Free Cash Flow consists mainly of significant cash outflows and inflows that we believe are useful to identify. We believe Free Cash Flow provides useful information to investors as it provides insight into the primary cash flow metric used by management to monitor and evaluate cash flows generated from our operations. Free Cash Flow is defined as net cash provided by operating activities excluding voluntary pension contributions and the cash impact of special items, if any, minus net capital expenditures. Voluntary pension contributions are excluded from the GAAP financial measure because this activity is driven by economic financing decisions rather than operating activity.

Certain special items, including cash paid (collected) pursuant to collateral requirements related to cross-currency swap contracts, are also excluded by management in evaluating Free Cash Flow. Net capital expenditures consist of capital expenditures less proceeds from the sale of property, plant, and equipment. These items are subtracted because they represent long-term commitments. In the calculation of Free Cash Flow, we subtract certain cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and may imply that there is less or more cash available for our programs than the most comparable GAAP financial measure indicates. It should not be inferred that the entire Free Cash Flow amount is available for future discretionary expenditures, as our definition of Free Cash Flow does not consider certain non-discretionary expenditures, such as debt payments. In addition, we may have other discretionary expenditures, such as discretionary dividends, share repurchases, and business acquisitions, that are not considered in the calculation of Free Cash Flow.

Forward-Looking Statements

This release contains certain "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this release include statements addressing our future financial condition and operating results. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, the extent, severity and duration of business interruptions negatively affecting our business operations; business, economic, competitive and regulatory risks, such as conditions affecting demand for products in the automotive and other industries we serve; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate, including continuing military conflict in certain parts of the world; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; and the possible effects on us of changes in tax laws, tax treaties and other legislation. In addition, our change of incorporation from Switzerland to Ireland is subject to risks, such as the risk that the anticipated advantages might not materialize, as well as the risks that the price of our stock could decline and our position on stock exchanges and indices could change, and Irish corporate governance and regulatory schemes could prove different or more challenging than currently expected. More detailed information about these and other factors is set forth in TE Connectivity Ltd.'s Annual Report on Form 10-K for the fiscal year ended Sept 29, 2023, as well as in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission.

Contacts:	Media Relations: Eric Mangan TE Connectivity 908-783-6629 Eric.Mangan@te.com	Investor Relations: Sujal Shah TE Connectivity 610-893-9790 Sujal.Shah@te.com

TE CONNECTIVITY LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Quarters Ended		For the Years Ended
	September 27,	September 29,	September 27,	September 29,
	2024	2023	2024	2023

	(in millions, except per share data)
Net sales	$4,068	$4,035	$15,845	$16,034
Cost of sales	2,685	2,750	10,389	10,979
Gross margin	1,383	1,285	5,456	5,055
Selling, general, and administrative expenses	433	412	1,732	1,670
Research, development, and engineering expenses	195	174	741	708
Acquisition and integration costs	5	7	21	33
Restructuring and other charges, net	99	57	166	340
Operating income	651	635	2,796	2,304
Interest income	26	21	87	60
Interest expense	(15)	(19)	(70)	(80)
Other expense, net	(5)	(3)	(16)	(16)
Income from continuing operations before income taxes	657	634	2,797	2,268
Income tax (expense) benefit	(381)	(81)	397	(364)
Income from continuing operations	276	553	3,194	1,904
Income (loss) from discontinued operations, net of income taxes	—	(1)	(1)	6
Net income	$276	$552	$3,193	$1,910

Basic earnings per share:
Income from continuing operations	$0.91	$1.77	$10.40	$6.04
Income (loss) from discontinued operations	—	—	—	0.02
Net income	0.91	1.76	10.40	6.06

Diluted earnings per share:
Income from continuing operations	$0.90	$1.75	$10.34	$6.01
Income (loss) from discontinued operations	—	—	—	0.02
Net income	0.90	1.75	10.33	6.03

Weighted-average number of shares outstanding:
Basic	303	313	307	315
Diluted	305	316	309	317

TE CONNECTIVITY LTD.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 27,	September 29,
	2024	2023

	(in millions, except share data)
Assets
Current assets:
Cash and cash equivalents	$1,319	$1,661
Accounts receivable, net of allowance for doubtful accounts of $32 and $30, respectively	3,055	2,967
Inventories	2,517	2,552
Prepaid expenses and other current assets	740	712
Total current assets	7,631	7,892
Property, plant, and equipment, net	3,903	3,754
Goodwill	5,801	5,463
Intangible assets, net	1,174	1,175
Deferred income taxes	3,497	2,600
Other assets	848	828
Total assets	$22,854	$21,712
Liabilities, redeemable noncontrolling interests, and shareholders' equity
Current liabilities:
Short-term debt	$871	$682
Accounts payable	1,728	1,563
Accrued and other current liabilities	2,147	2,218
Total current liabilities	4,746	4,463
Long-term debt	3,332	3,529
Long-term pension and postretirement liabilities	810	728
Deferred income taxes	199	185
Income taxes	411	365
Other liabilities	870	787
Total liabilities	10,368	10,057
Commitments and contingencies
Redeemable noncontrolling interests	131	104
Shareholders' equity:
Common shares, CHF 0.57 par value, 316,574,781 shares authorized and issued, and 322,470,281 shares authorized and issued, respectively	139	142
Accumulated earnings	14,533	12,947
Treasury shares, at cost, 16,656,681 and 10,487,742 shares, respectively	(2,322)	(1,380)
Accumulated other comprehensive income (loss)	5	(158)
Total shareholders' equity	12,355	11,551
Total liabilities, redeemable noncontrolling interests, and shareholders' equity	$22,854	$21,712

TE CONNECTIVITY LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Quarters Ended		For the Years Ended
	September 27,	September 29,	September 27,	September 29,
	2024	2023	2024	2023

	(in millions)
Cash flows from operating activities:
Net income	$276	$552	$3,193	$1,910
(Income) loss from discontinued operations, net of income taxes	—	1	1	(6)
Income from continuing operations	276	553	3,194	1,904
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	232	200	826	794
Deferred income taxes	401	44	(789)	(77)
Non-cash lease cost	34	23	134	129
Provision for losses on accounts receivable and inventories	(13)	(6)	57	76
Share-based compensation expense	27	28	127	123
Impairment of held for sale businesses	—	7	—	74
Other	18	16	71	101
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	(216)	56	(134)	(146)
Inventories	97	278	(30)	(45)
Prepaid expenses and other current assets	13	47	25	17
Accounts payable	60	(69)	159	(1)
Accrued and other current liabilities	159	35	(165)	21
Income taxes	(111)	(34)	(83)	17
Other	65	(40)	85	145
Net cash provided by operating activities	1,042	1,138	3,477	3,132
Cash flows from investing activities:
Capital expenditures	(213)	(194)	(680)	(732)
Proceeds from sale of property, plant, and equipment	4	1	16	4
Acquisition of businesses, net of cash acquired	—	(2)	(339)	(110)
Proceeds from divestiture of businesses, net of cash retained by businesses sold	—	—	59	48
Other	3	—	(6)	22
Net cash used in investing activities	(206)	(195)	(950)	(768)
Cash flows from financing activities:
Net increase (decrease) in commercial paper	(54)	42	(75)	(40)
Proceeds from issuance of debt	348	—	348	499
Repayment of debt	(350)	—	(352)	(591)
Proceeds from exercise of share options	37	10	89	43
Repurchase of common shares	(761)	(271)	(2,062)	(945)
Payment of common share dividends to shareholders	(196)	(184)	(760)	(725)
Other	(18)	(4)	(57)	(34)
Net cash used in financing activities	(994)	(407)	(2,869)	(1,793)
Effect of currency translation on cash	8	(6)	—	2
Net increase (decrease) in cash, cash equivalents, and restricted cash	(150)	530	(342)	573
Cash, cash equivalents, and restricted cash at beginning of period	1,469	1,131	1,661	1,088
Cash, cash equivalents, and restricted cash at end of period	$1,319	$1,661	$1,319	$1,661

Supplemental cash flow information:
Interest paid on debt, net	$26	$27	$64	$75
Income taxes paid, net of refunds	91	71	475	425

TE CONNECTIVITY LTD.

RECONCILIATION OF FREE CASH FLOW (UNAUDITED)

	For the Quarters Ended		For the Years Ended
	September 27,	September 29,	September 27,	September 29,
	2024	2023	2024	2023

	(in millions)
Net cash provided by operating activities	$1,042	$1,138	$3,477	$3,132
Capital expenditures, net	(209)	(193)	(664)	(728)
Free cash flow (1)	$833	$945	$2,813	$2,404

(1) Free cash flow is a non-GAAP financial measure. See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

CONSOLIDATED SEGMENT DATA (UNAUDITED)

	For the Quarters Ended				For the Years Ended
	September 27,		September 29,		September 27,		September 29,
	2024		2023		2024		2023

	($ in millions)
	Net Sales		Net Sales		Net Sales		Net Sales
Transportation Solutions	$2,311		$2,413		$9,398		$9,588
Industrial Solutions	1,180		1,159		4,481		4,551
Communications Solutions	577		463		1,966		1,895
Total	$4,068		$4,035		$15,845		$16,034

	Operating	Operating	Operating	Operating	Operating	Operating	Operating	Operating
	Income	Margin	Income	Margin	Income	Margin	Income	Margin
Transportation Solutions	$404	17.5%	$411	17.0%	$1,847	19.7%	$1,451	15.1%
Industrial Solutions	137	11.6	162	14.0	588	13.1	602	13.2
Communications Solutions	110	19.1	62	13.4	361	18.4	251	13.2
Total	$651	16.0%	$635	15.7%	$2,796	17.6%	$2,304	14.4%

	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted
	Operating	Operating	Operating	Operating	Operating	Operating	Operating	Operating
	Income (1)	Margin (1)	Income (1)	Margin (1)	Income (1)	Margin (1)	Income (1)	Margin (1)
Transportation Solutions	$446	19.3%	$444	18.4%	$1,917	20.4%	$1,665	17.4%
Industrial Solutions	184	15.6	184	15.9	683	15.2	713	15.7
Communications Solutions	125	21.7	71	15.3	387	19.7	299	15.8
Total	$755	18.6%	$699	17.3%	$2,987	18.9%	$2,677	16.7%

(1) Adjusted operating income and adjusted operating margin are non-GAAP financial measures. See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NET SALES GROWTH (DECLINE) (UNAUDITED)

	Change in Net Sales for the Quarter Ended September 27, 2024
	versus Net Sales for the Quarter Ended September 29, 2023
	Net Sales		Organic Net Sales			Acquisition/
	Growth (Decline)		Growth (Decline) (1)		Translation (2)	(Divestiture)

	($ in millions)
Transportation Solutions (3):
Automotive	$(56)	(3.2)%	$(10)	(0.5)%	$—	$(46)
Commercial transportation	(16)	(4.3)	(13)	(3.8)	(3)	—
Sensors	(30)	(10.6)	(29)	(10.5)	(1)	—
Total	(102)	(4.2)	(52)	(2.2)	(4)	(46)
Industrial Solutions (3):
Industrial equipment	(42)	(10.8)	(81)	(20.4)	3	36
Aerospace, defense, and marine	44	13.6	44	13.6	—	—
Energy	23	10.0	31	13.7	(8)	—
Medical	(4)	(1.8)	(2)	(1.1)	(2)	—
Total	21	1.8	(8)	(0.6)	(7)	36
Communications Solutions (3):
Data and devices	100	34.1	101	34.5	(1)	—
Appliances	14	8.2	19	11.2	(5)	—
Total	114	24.6	120	26.0	(6)	—
Total	$33	0.8%	$60	1.5%	$(17)	$(10)

	Change in Net Sales for the Year Ended September 27, 2024
	versus Net Sales for the Year Ended September 29, 2023
	Net Sales		Organic Net Sales			Acquisitions/
	Growth (Decline)		Growth (Decline) (1)		Translation (2)	(Divestitures)

	($ in millions)
Transportation Solutions (3):
Automotive	$5	0.1%	$210	3.0%	$(46)	$(159)
Commercial transportation	(69)	(4.5)	(62)	(4.1)	(7)	—
Sensors	(126)	(11.3)	(119)	(10.8)	(7)	—
Total	(190)	(2.0)	29	0.3	(60)	(159)
Industrial Solutions (3):
Industrial equipment	(321)	(18.8)	(425)	(24.9)	3	101
Aerospace, defense, and marine	166	14.1	181	15.4	3	(18)
Energy	36	4.1	43	4.9	(27)	20
Medical	49	6.3	51	6.5	(2)	—
Total	(70)	(1.5)	(150)	(3.3)	(23)	103
Communications Solutions (3):
Data and devices	112	9.6	118	10.2	(6)	—
Appliances	(41)	(5.6)	(27)	(3.7)	(14)	—
Total	71	3.7	91	4.8	(20)	—
Total	$(189)	(1.2)%	$(30)	(0.2)%	$(103)	$(56)

(1) Organic net sales growth (decline) is a non-GAAP financial measure. See description of non-GAAP financial measures.
(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.
(3) Industry end market information is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended September 27, 2024

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Tax Items (2)	(Non-GAAP) (3)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$404	$—	$42	$—	$446
Industrial Solutions	137	4	43	—	184
Communications Solutions	110	1	14	—	125
Total	$651	$5	$99	$—	$755

Operating margin	16.0%				18.6%

Income tax expense	$(381)	$(1)	$(22)	$238	$(166)

Effective tax rate	58.0%				21.8%

Income from continuing operations	$276	$4	$77	$238	$595

Diluted earnings per share from continuing operations	$0.90	$0.01	$0.25	$0.78	$1.95

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.
(2) Represents income tax expense related to an increase in the valuation allowance for deferred tax assets of a Swiss subsidiary.
(3) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended September 29, 2023

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Tax Items (2)	(Non-GAAP) (3)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$411	$1	$32	$—	$444
Industrial Solutions	162	6	16	—	184
Communications Solutions	62	—	9	—	71
Total	$635	$7	$57	$—	$699

Operating margin	15.7%				17.3%

Income tax expense	$(81)	$(1)	$(3)	$(49)	$(134)

Effective tax rate	12.8%				19.2%

Income from continuing operations	$553	$6	$54	$(49)	$564

Diluted earnings per share from continuing operations	$1.75	$0.02	$0.17	$(0.16)	$1.78

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.
(2) Represents income tax benefits associated with a decrease in the valuation allowance for certain tax loss and credit carryforwards.
(3) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Year Ended September 27, 2024

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Tax Items (2)	(Non-GAAP) (3)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$1,847	$—	$67	$3	$1,917
Industrial Solutions	588	19	75	1	683
Communications Solutions	361	2	24	—	387
Total	$2,796	$21	$166	$4	$2,987

Operating margin	17.6%				18.9%

Income tax (expense) benefit	$397	$(3)	$(29)	$(1,016)	$(651)

Effective tax rate	(14.2)%				21.8%

Income from continuing operations	$3,194	$18	$137	$(1,012)	$2,337

Diluted earnings per share from continuing operations	$10.34	$0.06	$0.44	$(3.28)	$7.56

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) Includes a $636 million net income tax benefit associated with a $972 million ten-year tax credit obtained by a Swiss subsidiary reduced by a $336 million valuation allowance related to the amount of the tax credit not expected to be realized. Also includes a $262 million income tax benefit related to the revaluation of deferred tax assets as a result of a corporate tax rate increase in Switzerland and a $118 million income tax benefit associated with the tax impacts of a legal entity restructuring with related costs of $4 million recorded in selling, general, and administrative expenses for other non-income taxes.

(3) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Year Ended September 29, 2023

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Tax Items (2)	(Non-GAAP) (3)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$1,451	$3	$211	$—	$1,665
Industrial Solutions	602	27	84	—	713
Communications Solutions	251	3	45	—	299
Total	$2,304	$33	$340	$—	$2,677

Operating margin	14.4%				16.7%

Income tax expense	$(364)	$(6)	$(85)	$(49)	$(504)

Effective tax rate	16.0%				19.1%

Income from continuing operations	$1,904	$27	$255	$(49)	$2,137

Diluted earnings per share from continuing operations	$6.01	$0.09	$0.80	$(0.15)	$6.74

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.
(2) Represents income tax benefits associated with a decrease in the valuation allowance for certain tax loss and credit carryforwards.
(3) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended December 29, 2023

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Tax Items (2)	(Non-GAAP) (3)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$478	$—	$14	$3	$495
Industrial Solutions	141	7	6	1	155
Communications Solutions	79	1	1	—	81
Total	$698	$8	$21	$4	$731

Operating margin	18.2%				19.1%

Income tax (expense) benefit	$1,105	$(1)	$(5)	$(1,254)	$(155)

Effective tax rate	(158.1)%				21.2%

Income from continuing operations	$1,804	$7	$16	$(1,250)	$577

Diluted earnings per share from continuing operations	$5.76	$0.02	$0.05	$(3.99)	$1.84

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) Includes an $874 million net income tax benefit associated with a ten-year tax credit obtained by a Swiss subsidiary and a $262 million income tax benefit related to the revaluation of deferred tax assets as a result of a corporate tax rate increase in Switzerland. Also includes a $118 million income tax benefit associated with the tax impacts of a legal entity restructuring with related costs of $4 million recorded in selling, general, and administrative expenses for other non-income taxes.

(3) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF FORWARD-LOOKING NON-GAAP FINANCIAL MEASURES

TO FORWARD-LOOKING GAAP FINANCIAL MEASURES

As of October 30, 2024

(UNAUDITED)

Outlook for
Quarter Ending
December 27,
2024
Diluted earnings per share from continuing operations	$1.64
Restructuring and other charges, net	0.23
Acquisition-related charges	0.01
Adjusted diluted earnings per share from continuing operations (1)	$1.88

Net sales growth	1.8%
Translation	(0.8)
(Acquisitions) divestitures, net	(0.6)
Organic net sales growth (1)	0.4%

(1) See description of non-GAAP financial measures.